UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2006

GateHouse Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33091	36-4197635
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 WillowBrook Office Park, Fairport, New York	14450
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 598-0030

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On December 1, 2006, GateHouse Media, Inc. issued a press release, attached hereto and incorporated herein by reference as Exhibit 99.1, announcing that it has signed a definitive asset purchase agreement to acquire seven (7) publications located in Southeastern Massachusetts from the Journal Register Company for a purchase price of $70 million. The parties to the agreement are GHS, as purchaser guarantor, Enterprise Publishing Company, LLC, a wholly-owned subsidiary of GHS, as purchaser, and Northeast Publishing Company, Inc., Journal Company, Inc., Taunton Acquisition, LLC, as sellers. The Company intends to fund the purchase price initially with cash on hand.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated December 1, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATEHOUSE MEDIA, INC.

Dated December 1, 2006	By:	/s/ MICHAEL REED
Michael Reed Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	EXHIBIT
99.1	Press Release dated December 1, 2006